WASSERMAN

1299 OCEAN

SECOND QUARTER 2025

EARNINGS RESULTS & OPERATING INFORMATION

Douglas Emmett

Executive Summary
Our portfolio is located in the premier coastal submarkets of Los Angeles and Honolulu. Our In-Service Portfolio includes 17.5 million square feet of Class A office properties and 4,410 apartment units, and we have an additional 456,000 square feet of Class A office and 1,032 apartment units in our Development Portfolio.
Financial Results: Our results this quarter reflect the acquisition of 10900 Wilshire on January 2, 2025 and the consolidation as of January 1, 2025 of a previously unconsolidated joint venture which owns two Class A office properties. In addition, our same property cash NOI growth was reduced by property tax refunds in the comparison period. Excluding those refunds, same property cash NOI growth would be slightly positive.

	Quarterly
(In millions, except per share data)	Q2 2025	Q2 2024
Revenues	$252	$246
Net (loss) income attributable to common stockholders	$(6)	$11
FFO per fully diluted share	$0.37	$0.46
AFFO	$54	$74
Same Property Cash NOI	$151	$152

Leasing: During the second quarter, we leased 973,000 square feet of office space, including over 300,000 square feet of new leases, and we have now achieved positive absorption across our Total Portfolio for three of the last four quarters. Comparing the office leases we signed during the second quarter to the expiring leases for the same space, straight-line rents increased by 2.4% and cash rents decreased by 13.3%. Our In-Service in-place office rents per square foot increased to their highest level ever, with rental rates remaining steady and concessions remaining low. Looking ahead, our office-leasing pipeline is robust and our remaining office expirations in 2025 and 2026 are below historical averages. Our multifamily portfolio remains essentially fully leased at 99.3%, with strong demand and same property cash NOI growth exceeding 10%.
10900 Wilshire Office to Residential Conversion: At 10900 Wilshire, we are now planning to convert the existing 247,000 square foot office tower into apartments. The conversion, together with the previously announced new residential building on that site, will create a 320-unit apartment community with state-of-the-art amenities in one of L.A.'s most desirable apartment markets. Including the costs to acquire the property, convert the existing office tower and construct the new building, we expect this plan to increase the total project costs to approximately $200 million to $250 million. Like our very successful conversion of 1132 Bishop in Honolulu, the conversion will occur in phases over a number of years as office floors in the building are vacated. See page 21.
Debt: In May 2025, one of our joint ventures made a $70.0 million loan principal payment to extend a term loan for up to two years. The loan is secured by six office properties. After quarter-end, we refinanced a $200 million office loan that was set to mature in September 2026. This new, non-recourse, interest-only term loan has a floating interest rate of 200 basis points over SOFR, which we have swapped to a fixed rate of 5.6% through 2030. The new loan matures in August 2032. See page 12 for more information regarding our loans.
Balance Sheet & Dividends: At quarter end, we had cash and cash equivalents of $426.9 million. On July 15, 2025, we paid a quarterly cash dividend of $0.19 per common share, or $0.76 per common share on an annualized basis.
Guidance: We now expect our 2025 Net Income Per Common Share - Diluted to be between $0.07 and $0.11, and we are narrowing our guidance range for FFO per fully diluted share to be between $1.43 and $1.47. Our guidance does not include the impact of future property acquisitions or dispositions, stock sales or repurchases, financings, property damage insurance recoveries, impairment charges or other possible capital markets activities. See page 22.

NOTE: See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.
See the "Definitions" section for definitions of certain terms used in this Earnings Package.
1

Forward Looking Statements (FLS)
This Second Quarter 2025 Earnings Results and Operating Information, which we refer to as our Earnings Package (EP), supplements the information provided in our reports filed with the Securities and Exchange Commission (SEC).  It contains FLS within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the expectations regarding the performance of our business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these FLS can be identified by the use of words such as “expect,” "potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “project,” “intend,” “plan,” “estimate,” "anticipate,” or the negative version of these words or other similar words which are predictions of or indicate future events or trends and which do not relate solely to historical matters. FLS presented in this EP, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic, political or real estate developments affecting Southern California or Honolulu, Hawaii; competition from other real estate investors in our markets; decreased rental rates or increased tenant incentives and vacancy rates; reduced demand for office space, including as a result of remote work and flexible working arrangements that allow work from remote locations other than the employer’s office premises; defaults on, early terminations of, or non-renewal of leases by tenants; increases in interest rates; increases in operating and construction costs, including due to inflation and actual or potential tariffs; insufficient cash flows to service our debt or pay rent on ground leases; difficulties in raising capital; inability to liquidate real estate or other investments quickly; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our REIT status; adverse changes in rent control laws and regulations; environmental uncertainties; natural disasters; fire and other property damage; insufficient insurance or increases in insurance costs; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; reliance on key personnel; changes in zoning and other land use laws; adverse changes to tax laws, including those related to property taxes; possible terrorist attacks or wars; and other risks and uncertainties detailed in our Annual Report on Form 10-K for 2024, and other documents filed with the SEC. Although we believe that our assumptions underlying our FLS are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.  Accordingly, please use caution in relying on any FLS in this EP to anticipate future results or trends. This EP and all subsequent written and oral FLS attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our FLS.
2

Company Overview
Corporate Data
as of June 30, 2025

	In-Service Portfolio	Development Portfolio	Total
Office Portfolio
Number of Properties	69	1	70
Rentable square feet	17,526,068	456,205	17,982,273
Multifamily Portfolio
Number of Properties	13	2	15
Number of Units	4,410	1,032	5,442

In-Service Portfolio Leasing Statistics

Office Portfolio
Leased Rate	80.7%
Net Absorption	(0.2)%
Occupancy Rate	78.0%
Multifamily Portfolio Leased Rate	99.3%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding as of June 30, 2025	204,022
Common stock closing price per share (NYSE:DEI)	$15.04
Equity Capitalization	$3,068,493

Net Debt (in thousands)

	Consolidated	Our Share

Debt principal(1)	$5,592,356	$4,573,162
Less: cash and cash equivalents and loan collateral deposits(2)	(441,227)	(319,916)
Net Debt	$5,151,129	$4,253,246

Leverage Ratio (in thousands, except percentage)

Pro Forma Enterprise Value	$7,321,739
Our Share of Net Debt to Pro Forma Enterprise Value	58%

AFFO Payout Ratio(3)

Three months ended June 30, 2025	71.5%

_______________________________________________
(1)    See page 12 for a reconciliation of consolidated debt principal and our share of debt principal to consolidated debt on the balance sheet.
(2)    The consolidated balance of $441.2 million includes our consolidated cash and cash equivalents of $426.9 million and a loan collateral deposit of $14.3 million in an interest bearing account with a lender. Our Share is calculated by deducting our JV partners' share of the consolidated balance of $121.3 million.
(3)    AFFO Payout Ratio based on $0.19 dividend payable to shareholders of record as of June 30, 2025.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Company Overview

Property Map
as of June 30, 2025

Los Angeles · Westside
52 office properties
11 residential properties
Los Angeles · Valley
16 office properties
Warner Center
Woodland Hills
Encino
Sherman Oaks
Burbank
Glendale
Hollywood Burbank Airport
SANTA MONICA MOUNTAINS
Bel-Air
Hollywood
West Hollywood
Beverly Hills
UCLA
Westwood
Brentwood
Malibu
Pacific Palisades
Century City
Mid-Wilshire
Dodger Stadium
Santa Monica
Olympic Corridor
Culver City
Downtown Los Angeles
USC
PACIFIC OCEAN
Venice
Playa Vista
Los Angeles International Airport (LAX)
405
101
170
134
5
2
10
110

Honolulu
2 office properties
4 residential properties
OAHU
Pearl Harbor
Honolulu
Honolulu International Airport
Downtown
Waikiki
PACIFIC OCEAN
H1
H3
MAP © 2024 CARTIFACT
DATA © OSM CONTRIBUTORS

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Company Overview

Board of Directors and Executive Officers
as of June 30, 2025

BOARD OF DIRECTORS
__________________________________________________________________________________________________________________________________

Jordan L. Kaplan	Our Chairman of the Board, Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Leslie E. Bider	Retired Executive and Investor
Dorene C. Dominguez	Chairwoman and CEO of Vanir Group of Companies
Virginia A. McFerran	Technology and Data Science Advisor
Thomas E. O’Hern	Former CEO of The Macerich Company
William E. Simon, Jr.	Partner Emeritus, Simon Quick Advisors
Shirley Wang	Founder and CEO, Plastpro Inc.

EXECUTIVE OFFICERS
__________________________________________________________________________________________________________________________________

Jordan L. Kaplan	Chairman of the Board, Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Peter D. Seymour	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer
Michele L. Aronson	Executive Vice President, General Counsel and Secretary

CORPORATE OFFICE
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com
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Financial Results

Consolidated Balance Sheets
(Unaudited; In thousands)

	June 30, 2025	December 31, 2024
Assets
Investment in real estate, gross	$12,864,501	$12,495,252
Less: accumulated depreciation and amortization	(4,071,102)	(3,916,625)
Investment in real estate, net	8,793,399	8,578,627
Ground lease right-of-use asset	7,433	7,438
Cash and cash equivalents	426,889	444,623
Tenant receivables	1,757	4,242
Deferred rent receivables	120,360	117,570
Acquired lease intangible assets, net	5,499	2,487
Interest rate contract assets	40,149	77,620
Investment in unconsolidated Fund	—	23,770
Other assets	38,046	147,323
Total assets	$9,433,532	$9,403,700

Liabilities
Secured notes payable, net	$5,562,721	$5,498,022
Ground lease liability	10,815	10,822
Interest payable, accounts payable and deferred revenue	157,380	131,011
Security deposits	64,317	62,449
Acquired lease intangible liabilities, net	11,249	11,331
Interest rate contract liabilities	3,794	—
Dividends payable	31,828	31,825
Total liabilities	5,842,104	5,745,460

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,674	1,674
Additional paid-in capital	3,396,604	3,396,452
Accumulated other comprehensive income	24,942	54,917
Accumulated deficit	(1,424,059)	(1,394,394)
Total Douglas Emmett, Inc. stockholders' equity	1,999,161	2,058,649
Noncontrolling interests	1,592,267	1,599,591
Total equity	3,591,428	3,658,240
Total liabilities and equity	$9,433,532	$9,403,700

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Consolidated Operating Results
(Unaudited; In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Office rental
Rental revenues and tenant recoveries(1)	$172,924	$171,069	$345,438	$340,795
Parking and other income	29,886	28,171	59,469	56,382
Total office revenues	202,810	199,240	404,907	397,177

Multifamily rental
Rental revenues	45,370	42,653	90,566	85,873
Parking and other income	4,254	3,884	8,496	7,696
Total multifamily revenues	49,624	46,537	99,062	93,569

Total revenues	252,434	245,777	503,969	490,746

Operating Expenses
Office expenses	76,559	67,141	149,612	134,361
Multifamily expenses	16,230	15,967	32,785	31,817
General and administrative expenses	12,281	11,488	23,741	23,059
Depreciation and amortization	101,719	95,492	199,559	191,261
Total operating expenses	206,789	190,088	405,697	380,498

Other income	4,788	7,430	9,711	14,474
Other expenses	(161)	(80)	(266)	(194)
Income from unconsolidated Fund	—	1,147	—	1,121
Interest expense	(65,335)	(54,955)	(125,413)	(110,287)
Gain from consolidation of JV	—	—	47,212	—
Net (loss) income	(15,063)	9,231	29,516	15,362
Net loss attributable to noncontrolling interests	9,228	1,647	4,449	4,425
Net (loss) income attributable to common stockholders	$(5,835)	$10,878	$33,965	$19,787

Net (loss) income per common share - basic and diluted	$(0.04)	$0.06	$0.20	$0.11

Dividends declared per common share	$0.19	$0.19	$0.38	$0.38

Weighted average shares of common stock outstanding - basic and diluted	167,446	167,385	167,444	167,355
______________________________________________________
(1)Rental revenues and tenant recoveries include tenant recoveries for the following periods:
•$12.9 million and $11.5 million for the three months ended June 30, 2025 and 2024, and
•$25.1 million and $20.5 million for the six months ended June 30, 2025 and 2024, respectively.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)(2)
(Unaudited; in thousands, except per share data)

The table below presents a reconciliation of Net (loss) income attributable to common stockholders to Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Funds From Operations (FFO)
Net (loss) income attributable to common stockholders	$(5,835)	$10,878	$33,965	$19,787
Depreciation and amortization of real estate assets	101,719	95,492	199,559	191,261
Net loss attributable to noncontrolling interests	(9,228)	(1,647)	(4,449)	(4,425)
Adjustments attributable to unconsolidated Fund(3)	—	1,178	—	2,189
Adjustments attributable to consolidated JVs(3)	(12,081)	(13,827)	(26,328)	(26,682)
Gain from consolidation of JV	—	—	(47,212)	—
FFO	$74,575	$92,074	$155,535	$182,130

Adjusted Funds From Operations (AFFO)
FFO	$74,575	$92,074	$155,535	$182,130
Straight-line rent	(955)	(1,145)	(2,791)	(943)
Net accretion of acquired above- and below-market leases	(1,159)	(1,983)	(2,622)	(4,326)
Loan costs, loan premium amortization and swap amortization	4,052	2,232	7,663	4,518
Recurring capital expenditures, tenant improvements and capitalized leasing expenses(4)	(29,420)	(24,439)	(56,313)	(48,096)
Non-cash compensation expense	5,262	4,993	10,849	10,420
Adjustments attributable to unconsolidated Fund(3)	—	(293)	—	(118)
Adjustments attributable to consolidated JVs(3)	2,116	2,796	4,496	5,366
AFFO	$54,471	$74,235	$116,817	$148,951

Weighted average shares of common stock outstanding - diluted	167,446	167,385	167,444	167,355
Weighted average units in our operating partnership outstanding	36,467	34,597	36,453	34,528
Weighted average fully diluted shares outstanding	203,913	201,982	203,897	201,883

Net (loss) income per common share - basic and diluted	$(0.04)	$0.06	$0.20	$0.11
FFO per share - fully diluted	$0.37	$0.46	$0.76	$0.90
Dividends paid per share(5)	$0.19	$0.19	$0.38	$0.38
__________________________________________________________
(1)On January 1, 2025, we commenced consolidating one of our JVs which was previously unconsolidated and accounted for using the equity method. The JV owns two Class A office properties totaling 0.4 million square feet in our regions.
(2)Presents our FFO and AFFO, including our share of our Fund that was unconsolidated for the period ended June 30, 2024 and our share of our consolidated JVs attributable to our common stockholders and noncontrolling interests in our Operating Partnership.
(3)Adjustments reflect our share of our Fund that was unconsolidated for the period ended June 30, 2024 and the share of the noncontrolling interests in our consolidated JVs.
(4)Under GAAP lease accounting rules, we expense non-incremental leasing expenses (leasing expenses not directly related to the signing of a lease) and capitalize incremental leasing expenses. Since non-incremental leasing expenses are included in the calculation of net (loss) income attributable to common stockholders and FFO, the capitalized leasing expenses adjustment to AFFO only includes incremental leasing expenses.
(5)Reflects dividends paid within the respective periods.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Same Property Statistics & Net Operating Income (NOI)(1)
(Unaudited; in thousands, except statistics)

	As of June 30,
	2025	2024
Office Statistics
Number of properties	66	66
Rentable square feet (in thousands)	17,107	17,105
Ending % leased	80.8%	81.0%
Ending % occupied	78.1%	79.4%
Quarterly average % occupied	78.3%	79.9%

Multifamily Statistics
Number of properties	13	13
Number of units	4,410	4,391
Ending % leased	99.3%	99.0%

	Three Months Ended June 30,		% Favorable
	2025	2024	(Unfavorable)
Net Operating Income (NOI)
Office revenues	$192,975	$191,914	0.6%
Office expenses	(73,555)	(66,267)	(11.0)%
Office NOI	119,420	125,647	(5.0)%

Multifamily revenues	49,126	46,143	6.5%
Multifamily expenses	(15,986)	(15,680)	(2.0)%
Multifamily NOI	33,140	30,463	8.8%

Total NOI	$152,560	$156,110	(2.3)%

Cash Net Operating Income (NOI)
Office cash revenues	$191,664	$189,197	1.3%
Office cash expenses	(73,555)	(66,267)	(11.0)%
Office cash NOI	118,109	122,930	(3.9)%

Multifamily cash revenues	48,482	45,003	7.7%
Multifamily cash expenses	(15,986)	(15,680)	(2.0)%
Multifamily cash NOI	32,496	29,323	10.8%

Total Cash NOI	$150,605	$152,253	(1.1)%

_________________________________________________
(1) The amounts presented include 100% (not our pro-rata share). See page 10 for a reconciliation of net (loss) income attributable to common stockholders to these non-GAAP measures.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Same Property NOI Reconciliation
(Unaudited and in thousands)

The tables below present a reconciliation of Net (loss) income attributable to common stockholders to NOI and Same Property NOI:

	Three Months Ended June 30,
	2025	2024

Net (loss) income attributable to common stockholders	$(5,835)	$10,878
Net loss attributable to noncontrolling interests	(9,228)	(1,647)
Net (loss) income	(15,063)	9,231
General and administrative expenses	12,281	11,488
Depreciation and amortization	101,719	95,492
Other income	(4,788)	(7,430)
Other expenses	161	80
Income from unconsolidated Fund	—	(1,147)
Interest expense	65,335	54,955
NOI	$159,645	$162,669

Same Property NOI by Segment

Same property office cash revenues	$191,664	$189,197
Non-cash adjustments per definition of NOI	1,311	2,717
Same property office revenues	192,975	191,914
Same property office cash expenses	(73,555)	(66,267)
Same Property Office NOI	119,420	125,647

Same property multifamily cash revenues	48,482	45,003
Non-cash adjustments per definition of NOI	644	1,140
Same property multifamily revenues	49,126	46,143
Same property multifamily cash expenses	(15,986)	(15,680)
Same Property Multifamily NOI	33,140	30,463

Same Property NOI	152,560	156,110
Non-comparable office revenues	9,835	7,326
Non-comparable office expenses	(3,004)	(874)
Non-comparable multifamily revenues	498	394
Non-comparable multifamily expenses	(244)	(287)
NOI	$159,645	$162,669

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Financial Data for Wholly-Owned Properties and Consolidated JVs
(Unaudited, in thousands)

	Three Months Ended June 30, 2025

	Wholly-Owned Properties	Consolidated JVs(1)

Revenues	$181,904	$70,530
Office and multifamily operating expenses	$66,831	$25,958
Straight-line rent	$1,496	$(541)
Above/below-market lease revenue	$160	$999
Cash NOI attributable to outside interests(2)	$—	$22,701
Our share of cash NOI(3)	$113,417	$21,413

	Six Months Ended June 30, 2025

	Wholly-Owned Properties	Consolidated JVs(1)

Revenues	$362,939	$141,030
Office and multifamily operating expenses	$131,847	$50,550
Straight-line rent	$3,921	$(1,130)
Above/below-market lease revenue	$325	$2,297
Cash NOI attributable to outside interests(2)	$—	$45,835
Our share of cash NOI(3)	$226,846	$43,478
______________________________________________________
(1)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for six consolidated JVs that we manage (this includes a previously unconsolidated JV which was consolidated as of January 1, 2025). We own a weighted average interest of approximately 47% (based on square footage) in these six JVs, which owned a combined eighteen Class A office properties totaling 4.6 million square feet and three residential properties with 790 apartments in our regions. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs, (iv) additional distributions based on Cash NOI or invested capital and (v) a carried interest for certain JVs if the investors’ distributions exceed a hurdle rate.
(2)    Represents the share of Cash NOI allocable to interests other than our Fully Diluted Shares.
(3)    Represents the share of Cash NOI allocable to our Fully Diluted Shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Loans (As of June 30 2025, unaudited)

	Maturity Date		Principal Balance (In Thousands)	Our Share (In Thousands)	Effective Rate	Swap Maturity Date

Consolidated Wholly-Owned Subsidiaries

Consolidated Wholly-Owned Subsidiary Loans	8/15/2026		$415,000	$415,000	3.07%	8/1/2025
	9/19/2026		366,000	366,000	SOFR + 1.25%	N/A
	9/26/2026		200,000	200,000	SOFR + 1.30%	N/A
	11/1/2026		400,000	400,000	SOFR + 1.25%	N/A
	6/1/2027	(1)	550,000	550,000	SOFR + 1.48%	N/A
	5/18/2028		300,000	300,000	2.21%	6/1/2026
	1/1/2029		300,000	300,000	2.66%	1/1/2027
	6/1/2029		255,000	255,000	3.26%	6/1/2027
	6/1/2029		125,000	125,000	3.25%	6/1/2027
	4/1/2030		127,200	127,200	4.99%	N/A
	3/3/2032	(2)	336,134	336,134	4.57%	N/A
	8/1/2033		350,000	350,000	SOFR + 1.37%	N/A
	6/1/2038	(3)	26,272	26,272	4.55%	N/A
	Subtotal		3,750,606	3,750,606

Consolidated JV Loans	5/15/2027	(4)	380,000	338,200	SOFR + 1.45%	N/A
	8/19/2028	(5)	625,000	187,500	SOFR + 1.45%	N/A
	9/14/2028		115,000	85,080	2.19%	10/1/2026
	12/11/2028	(6)	325,000	65,000	6.36%	1/5/2028
	4/26/2029	(7)	175,000	96,250	3.90%	5/1/2026
	6/1/2029		160,000	32,000	3.25%	7/1/2027
	1/9/2030	(8)	61,750	18,525	6.00%	N/A
Total Consolidated Loans		(9)	$5,592,356	$4,573,161

Except as noted below, our loans: (i) are non-recourse, (ii) are secured by separate collateral pools consisting of one or more properties and other collateral, (iii) require interest-only monthly payments with the outstanding principal due at maturity, and (iv) contain certain financial covenants which could require us to deposit excess cash flow with the lender under certain circumstances unless we (at our option) either provide a guarantee or additional collateral or pay down the loan within certain parameters set forth in the loan documents. Certain loans with maturity date extension options require us to meet minimum financial thresholds in order to exercise those extension options. Effective rates include the effect of interest rate swaps & exclude the effect of prepaid loan fees. Maturity dates include the effect of extension options.
(1)The loan is secured by four residential properties. In connection with the redevelopment of Barrington Plaza, we deposited $13.3 million of cash into an interest bearing collateral account with the lender in 2023. The lender will return the deposit at the earlier of August 2026 or when the loan is paid in full. The lender is treating the loan as a construction loan & we signed a construction completion guarantee.
(2)The loan consists of a $200 million note that bears interest at 4.5%, of which 2.825% is accrued, and a $135 million note that accrues interest at 6.0%. The accrued interest for both notes is due at maturity and is not subject to compounding. The weighted average face rate on the principal balance is 5.10%, and the effective rate as a result of the non-compounding is 4.57%. The loan includes a revolving credit facility of $12.5 million, which accrues interest at 5.5%. As of June 30, 2025, the outstanding balance on the revolving credit facility was $1.1 million.
(3)The loan requires monthly payments of principal and interest based upon a 30-year principal amortization schedule.
(4)In May 2025, the JV made a $70 million loan principal payment to extend the loan for up to two years. The related interest rate swaps expired in April 2025, and in May 2025, the JV purchased an interest rate cap which capped the interest rate at 7.45% until May 2026.
(5)The interest rate swaps related to this loan expired on June 1, 2025.
(6)The loan requires monthly payments of principal and interest for twelve months commencing on January 5, 2028 based upon a 25-year principal amortization schedule.
(7)A portion of this loan is guaranteed.
(8)The interest rate is fixed at 6% until July 8, 2027 and then increases to 6.25% for the remaining term of the loan.
(9)Our debt on the balance sheet of $5.56 billion is calculated by adding $0.9 million of unamortized loan premium/discount and deducting $30.6 million of unamortized deferred loan costs from our total consolidated loans of $5.59 billion.

Statistics for consolidated loans with interest fixed under the terms of the loan or a swap

Principal balance (in billions)	$2.72
Weighted average remaining life (including extension options)	3.7 years
Weighted average remaining fixed interest period	2.3 years
Weighted average annual interest rate	3.78%

NOTE: See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Portfolio Summary
In-Service Office Portfolio as of June 30, 2025
We divide our in-service office portfolio into three regions: the Westside and San Fernando Valley regions of Los Angeles, California and Honolulu, Hawaii.

Region	Westside	Valley	Honolulu	Total / Weighted Average

Number of Office Properties	52	15	2	69
Our Rentable Square Feet	10,000,661	6,334,572	1,190,835	17,526,068
Region Rentable Square Feet (1)	40,187,366	13,969,773	5,313,634	59,470,773
Our Market Share(2)	35.2%	47.1%	22.4%	38.6%
Our Percent Leased	80.5%	78.9%	92.2%	80.7%
Our Annualized Rent	$439,975,021	$164,619,503	$38,889,848	$643,484,372
Annualized Rent Per Leased Square Foot (3)	$57.34	$34.29	$37.12	$47.59
Monthly Rent Per Leased Square Foot (3)	$4.78	$2.86	$3.09	$3.97

____________________________________________________________
(1)    The rentable square feet in each region is based on the Rentable Square Feet as reported in the 2025 second quarter CBRE Marketview report for our submarkets in that region.
(2)    Our market share is calculated by dividing our Rentable Square Feet by the applicable Region's Rentable Square Feet, weighted in the case of averages based on the square feet of exposure to our submarkets in each region. In calculating market share, we adjusted the rentable square footage by: (i) removing 62,000 rentable square feet for an office building in Honolulu that we are converting to residential apartments from both our rentable square footage and that of the region, and (ii) to add a 218,000 square foot property located just outside the Beverly Hills city limits to both the numerator and the denominator.
(3) Does not include signed leases not yet commenced, which are included in percent leased but excluded from Annualized Rent.

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended June 30, 2025	$0.06
Six months ended June 30, 2025	$0.07

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Diversification
In-Service Office Portfolio as of June 30, 2025

Portfolio Tenant Size
	Median	Average

Square feet	2,500	5,100

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,348	50.8%	1,947,970	14.4%	$86,254,821	13.4%
2,501-10,000	1,006	37.9	4,926,729	36.4	226,920,846	35.2
10,001-20,000	195	7.3	2,698,972	20.0	129,183,050	20.1
20,001-40,000	78	2.9	2,090,198	15.5	100,403,716	15.6
40,001-100,000	28	1.1	1,601,805	11.9	83,414,292	13.0
Greater than 100,000	1	—	255,884	1.8	17,307,647	2.7
Total for all leases	2,656	100.0%	13,521,558	100.0%	$643,484,372	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Largest Office Tenants
In-Service Office Portfolio as of June 30, 2025

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

William Morris Endeavor(2)	1	1	2037	255,884	1.4%	$17,307,647	2.7%
UCLA(3)	14	8	2025-2033	195,028	1.1	11,465,443	1.8
Morgan Stanley(4)	5	5	2027-2030	145,062	0.8	10,983,099	1.7
Equinox Fitness(5)	6	5	2029-2038	185,236	1.1	10,884,295	1.7
NKSFB	2	2	2030	135,066	0.8	6,950,547	1.0
Total	28	21		916,276	5.2%	$57,591,031	8.9%

______________________________________________________
(1)    Expiration dates are per lease (expiration dates do not reflect storage and similar leases).
(2) Tenant has the option to terminate its lease in 2033.
(3)    Square footage (rounded) expires as follows: 3 leases totaling 103,000 square feet in the remainder of 2025; 5 leases totaling 32,000 square feet in 2026; 2 leases totaling 18,000 square feet in 2028; 2 leases totaling 28,000 square feet in 2029 and 2 leases totaling 14,000 square feet in 2033.
(4)    Square footage (rounded) expires as follows: 89,000 square feet in 2027, 30,000 square feet in 2028 and 26,000 square feet in 2030.
(5)    Square footage (rounded) expires as follows: 34,000 square feet in 2029, 46,000 square feet in 2035, 31,000 square feet in 2037 and 74,000 square feet in 2038.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data
Office Industry Diversification
In-Service Office Portfolio as of June 30, 2025

Percentage of Annualized Rent by Tenant Industry

Financial Services
16.4%
Real Estate
13.4%
Health Services
9.9%
Entertainment 9.7%
Accounting & Consulting 8.8%
Retail 5.8%
Technology 5.0%
Insurance 3.0%
Public Administration 2.7%
Educational Services 2.7%
Manufacturing & Distribution 1.3%
Advertising 0.9%
Other 0.8%
Legal
19.6%

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	572	19.6%
Financial Services	365	16.4
Real Estate	317	13.4
Health Services	395	9.9
Entertainment	130	9.7
Accounting & Consulting	297	8.8
Retail	161	5.8
Technology	92	5.0
Insurance	86	3.0
Public Administration	71	2.7
Educational Services	37	2.7
Manufacturing & Distribution	48	1.3
Advertising	31	0.9
Other	54	0.8
Total	2,656	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Expirations
In-Service Office Portfolio as of June 30, 2025
(1)    Average of the percentage of leases expiring at June 30, 2022, 2023, and 2024 with the same remaining duration as the leases for the labeled year had at June 30, 2025. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at June 30, 2025	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	67	255,409	1.5%	$9,453,444	1.5%	$37.01	$37.03
2025	236	914,386	5.2	43,433,719	6.8	47.50	47.85
2026	605	2,385,813	13.6	107,803,386	16.8	45.19	46.50
2027	505	2,222,202	12.7	106,473,164	16.6	47.91	51.02
2028	439	1,877,754	10.7	86,431,788	13.4	46.03	50.58
2029	262	1,435,315	8.2	64,712,526	10.1	45.09	50.38
2030	215	1,339,545	7.6	65,376,023	10.2	48.80	55.61
2031	115	773,059	4.4	37,297,205	5.8	48.25	55.68
2032	61	560,109	3.2	26,953,031	4.2	48.12	58.20
2033	54	398,484	2.3	20,734,546	3.2	52.03	67.39
2034	35	307,885	1.8	14,668,382	2.3	47.64	63.97
Thereafter	62	1,051,597	6.0	60,147,158	9.1	57.20	78.96
Subtotal/weighted average	2,656	13,521,558	77.2%	$643,484,372	100.0%	$47.59	$53.58
Signed leases not commenced		465,181	2.6
Available		3,381,521	19.3
Building management use		110,033	0.6
BOMA adjustment(3)		47,775	0.3
Total/weighted average	2,656	17,526,068	100.0%	$643,484,372	100.0%	$47.59	$53.58

___________________________________________________
(1)Represents Annualized Rent at June 30, 2025 divided by leased square feet.
(2)Represents Annualized Rent at expiration divided by leased square feet.
(3)Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Expirations - Next Four Quarters
In-Service Office Portfolio as of June 30, 2025

	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Next Twelve Months

Los Angeles
Westside	222,755	277,668	340,747	297,714	1,138,884
Valley	126,429	243,303	196,706	301,124	867,562
Honolulu	1,134	43,097	74,558	18,316	137,105
Expiring Square Feet(1)	350,318	564,068	612,011	617,154	2,143,551

Percentage of Portfolio	2.0%	3.2%	3.5%	3.5%	12.2%

Los Angeles
Westside	$58.34	$55.59	$56.38	$58.81	$57.21
Valley	$34.85	$37.79	$34.49	$37.56	$36.53
Honolulu	$33.46	$39.06	$37.45	$33.82	$37.44
Expiring Rent per Square Foot(2)	$49.78	$46.65	$47.04	$47.70	$47.58

________________________________________________________
(1)Includes leases with an expiration date in the applicable period where the space had not been re-leased as of June 30, 2025, other than 255,409 square feet of Short-Term Leases.
(2)Fluctuations in this number primarily reflect the mix of buildings/regions involved, as well as the varying terms and square footage of the individual leases expiring. As a result, the data in this table should only be extrapolated with caution.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Leasing Activity
In-Service Office Portfolio for the Three Months ended June 30, 2025

Office Leases Signed During Quarter	Number of Leases	Rentable Square Feet	Weighted Average Lease Term (months)[1]

New leases	86	275,197	56
Renewal leases	154	669,115	63
All leases	240	944,312	60

Change in Rental Rates for Office Leases Executed during the Quarter(2)

	Expiring Rate	New/Renewal Rate	Percentage Change

Cash Rent	$49.99	$43.32	(13.3)%
Straight-line Rent	$44.57	$45.62	2.4%

Average Office Lease Transaction Costs (3)

	Lease Transaction Costs per SF	Lease Transaction Costs per Annum

New leases signed during the quarter	$34.52	$7.38
Renewal leases signed during the quarter	$21.79	$5.43
All leases signed during the quarter	$25.51	$6.06

________________________________________________________________
(1)Average renewal lease term exclude leases with a term of twelve months or less.
(2)Represents the average annual initial stabilized cash and straight-line rents per square foot on new and renewed leases signed during the quarter compared to the prior leases for the same space. Excludes leases with a term of twelve months or less, leases where the prior lease was terminated more than a year before signing of the new lease, leases for tenants relocated at the landlord's request, leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe the base rent reflects other off-market inducements to the tenant, and other non-comparable leases, such as retail leases.
(3)Reflects the weighted average leasing commissions and tenant improvement allowances divided by the weighted average number of years for the leases. Excludes leases substantially negotiated by the seller in the case of acquired properties, leases for tenants relocated at the landlord's request, and non-comparable leases, such as retail leases.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Multifamily Portfolio Summary
In-Service Multifamily Portfolio as of June 30, 2025

We divide our In-Service multifamily portfolio into three regions: Santa Monica, West Los Angeles and Honolulu, Hawaii.

Annualized Rent by Region

Region	Number of Properties	Number of Units	Units as a Percent of Total

Santa Monica	3	940	21%
West Los Angeles	6	964	22%
Honolulu	4	2,506	57%
Total	13	4,410	100%

Region	Percent Leased	Annualized Rent(1)	Monthly Rent Per Leased Unit

Santa Monica	99.6%	$51,508,212	$4,591
West Los Angeles	98.5%	55,764,732	4,907
Honolulu	99.5%	71,389,908	2,392
Total / Weighted Average	99.3%	$178,662,852	$3,408

Recurring Multifamily Capital Expenditures per Unit (1)

Three months ended June 30, 2025	$222
Six months ended June 30, 2025	$386

________________________________________________________________
(1)     The multifamily portfolio also includes (i) 72,613 square feet consisting of ancillary retail space at three properties and the remaining office space at a building undergoing conversion from office to residential and (ii) 712 apartment units at Barrington Plaza which is undergoing redevelopment. These items are not included in this table.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Development Portfolio Summary

The Landmark Residences, Brentwood, California

The Landmark Residences is a 712-unit apartment community in Brentwood, across from our Landmark Los Angeles apartments.
This is a phased redevelopment of all three towers to comply with city fire life safety directives. We estimate construction will take several years and cost approximately $400 million.

Rendering of three redeveloped towers at The Landmark Residences with a new amenity deck.
Studio Plaza, Burbank, California

Studio Plaza is a 456,000 square foot office property located in Burbank. Following the move-out of a long-term single tenant, we have begun extensive redevelopment of the property to convert it into a multi-tenant building at an estimated cost of $75 million to $100 million.
The development process is ongoing and the first new tenant has already taken occupancy.

Rendering of redeveloped Studio Plaza with new common area amenities and arrival experience.
10900 Wilshire, Westwood, California

At 10900 Wilshire, we are planning a 320-unit apartment community with state-of-the-art amenities by converting the existing 247,000 square foot office building to residential and integrating it with a new residential building on Ashton Avenue.
Including the costs to acquire the property, to convert the existing office tower and to construct the new building, we expect the total project cost to be approximately $200 million to $250 million. The first apartments in the existing office tower could be delivered in the next 18 months with the remaining floors to be converted over a number of years as they are vacated. The ground up development of the new building should take approximately three years.

Foreground: conceptual residential building on Ashton Ave. Background: Office tower to be converted to residential

All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Guidance

2025 Guidance

Metric	Per Share
Net income per common share - diluted	$0.07 to $0.11
FFO per share - fully diluted	$1.43 to $1.47

Assumptions
(Occupancy & Leased Rate ranges pertain to our In-Service Portfolio)

Metric	Assumption Range	Compared to Prior Assumption
Average Office Occupancy	78% to 80%	Unchanged
Residential Leased Rate	Essentially fully leased	Unchanged
Same Property Cash NOI	-2.5% to -0.5%	Unchanged
Above/Below Market Net Revenue	$1 to $5 million	Unchanged
Straight-line Revenue	$8 to $11 million	Unchanged
General and Administrative Expenses	$46 to $50 million	Unchanged
Interest Expense	$260 to $270 million	Unchanged
Weighted average fully diluted shares outstanding	204.0 million	Unchanged

Except as disclosed, our guidance does not include the impact of future property acquisitions or dispositions, common stock sales or repurchases, financings, property damage insurance recoveries, impairment charges or other possible capital markets activities.
The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 23 for a reconciliation of our Non-GAAP guidance.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Guidance

Reconciliation of 2025 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net income per common share - diluted to FFO per share - fully diluted:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$12.4	$19.1
Adjustments for depreciation and amortization of real estate assets	405.0	395.0
Adjustments for noncontrolling interests and consolidated JVs	(78.5)	(67.0)
Adjustment for gain from consolidation of JV	(47.2)	(47.2)
FFO	$291.7	$299.9

Weighted average fully diluted shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	167.4	167.4
Weighted average units in our operating partnership outstanding	36.6	36.6
Weighted average fully diluted shares outstanding	204.0	204.0

Per share	Low	High

Net income per common share - diluted	$0.07	$0.11
FFO per share - fully diluted	$1.43	$1.47
_____________________________________________
(1) Our guidance does not include the impact of future property acquisitions or dispositions, common stock sales or repurchases, financings, property damage insurance recoveries, if any, or other possible capital markets activities or impairment charges. The reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented.

All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Definitions
Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and capitalized leasing expenses (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses or significantly change the use of the space, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.
AFFO Payout Ratio: Represents dividends announced divided by the AFFO for that period. We report AFFO Payout Ratio because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to compare our performance with other REITs.
Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatement under leases commenced as of the reporting date and expiring after the reporting date (does not include 465,181 square feet with respect to signed leases not yet commenced at June 30, 2025).  For our triple net office properties (in Honolulu), annualized rent is calculated for triple net leases by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent includes rent for our corporate headquarters in Santa Monica. We report Annualized Rent because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance and value with other REITs. We use Annualized Rent to manage and monitor the performance of our office and multifamily portfolios.
Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.
Consolidated Net Debt: Represents our consolidated debt, (i) excluding the impact of unamortized loan premiums and deferred loan costs which do not require cash settlement, (ii) less cash and cash equivalents including loan collateral deposited with lenders available to reduce the debt obligation. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and loan collateral deposited with lenders and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.
Development Portfolio: Includes the following properties undergoing development activities: (1) a residential property with 712 apartments and approximately 34,000 square feet of retail space in Los Angeles which we are removing from the residential rental market following a fire in January 2020, (2) a 456,000 square foot single tenant office property in Los Angeles that we commenced converting to multi-tenant after the tenant's lease expired in 2024, and (3) a 247,000 square foot office building in Westwood with an adjoining residential development site that we acquired in January 2025 and which we are planning to develop 320 apartments.
Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on the New York Stock Exchange as of June 30, 2025.
Fully Diluted Shares:  Calculated according to the treasury stock method, based on our diluted outstanding stock and units in our Operating Partnership.
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Definitions
Funds From Operations (FFO):  We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, gains (or losses) from changes in control of investments in real estate, real estate depreciation and amortization (other than amortization of right-of-use assets for which we are the lessee and amortization of deferred loan costs), impairment write-downs of real estate and impairment write-downs of our investment in our unconsolidated Fund from our net income (loss) (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify the impact of trends in occupancy rates, rental rates and operating costs from year to year, excluding impacts from changes in the value of our real estate, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.
GAAP: Refers to accounting principles generally accepted in the United States.
In-Service Portfolio: Represents our Total Portfolio excluding our Development Portfolio.
Joint Ventures (JVs): At June 30, 2025, we owned a weighted average interest of approximately 47% based on square footage in six consolidated JVs. The JVs owned eighteen office properties totaling 4.6 million square feet and three residential properties with 790 apartments.
Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and leases for tenants relocated from space being taken out of service. We report Lease Transaction Costs because it is a widely reported measure of the performance of equity REITs, and is used by some investors to determine our cash needs and to compare our performance with other REITs. We use Lease Transaction Costs to manage and monitor the performance of our office and multifamily portfolios.
Leased Rate: The percentage leased for our In-Service Portfolio as of June 30, 2025. Management space is considered leased. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating the Leased Rate. For newly developed buildings going through lease up, units are included in both the numerator and denominator as they are leased. We report Leased Rates because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Leased Rate to manage and monitor the performance of our office and multifamily portfolios.
Net Absorption: Represents the change in Leased Rate between the last day of the current and prior quarter for our In-Service Portfolio, excluding properties acquired or sold during the current quarter. The calculation also excludes the impact of building remeasurement. We report Net Absorption because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Net Absorption to manage and monitor the performance of our office portfolio.
Net Income (Loss) Per Common Share - Diluted: We calculate Net Income (Loss) Per Common Share - Diluted in accordance with GAAP by dividing the net income (loss) attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested Long Term Incentive Plan Unit awards that contain non-forfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.
Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:
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Definitions
•NOI: is calculated by excluding the following from our net income (loss): general and administrative expenses, depreciation and amortization expense, other income, other expenses, income (loss) from unconsolidated Fund, interest expense, gains (losses) on sales of investments in real estate, gain from consolidation of JV and net income (loss) attributable to noncontrolling interests.
•Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs.  NOI is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.
Occupancy Rate:  We calculate Occupancy Rate from the Leased Rate for our In-Service Portfolio by excluding signed leases not yet commenced. We report Occupancy Rate because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Occupancy Rate to manage and monitor the performance of our office and multifamily portfolios.
Operating Partnership: Douglas Emmett Properties, LP
Our Share: Our Share is calculated by multiplying the amount of debt or cash, as applicable, for each of our subsidiaries by our share of that subsidiary’s equity. For example, we calculate Our Share of Net Debt by: (i) multiplying the principal balance of our consolidated loans by our equity interest in the relevant borrower, (ii) subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or cash equivalents, and (iii) subtracting the product of loan collateral deposited with lenders multiplied by our equity interest in the entity that deposited the collateral with the lender. We subtract cash and cash equivalents and loan collateral deposited with lenders because they could be used to reduce the debt obligations, and do not add (deduct) unamortized loan premium (discount) or subtract unamortized deferred loan costs because they do not require cash settlement. Reporting Our Share of cash or debt is a non-GAAP financial measure for which we believe that consolidated metric is the most directly comparable GAAP financial measure. We report Our Share of these items because some investors use it to evaluate and compare our financial position with that of other REITs.
Pro Forma Enterprise Value: We calculate Pro Forma Enterprise Value by adding our Equity Capitalization to Our Share of Net Debt. Pro Forma Enterprise Value is a non-GAAP financial measure for which we believe that consolidated total equity and liabilities is the most directly comparable GAAP financial measure. We report Pro Forma Enterprise Value because some investors use it to evaluate and compare our financial position with that of other REITs.
Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses or significantly change the use of the space, (iv) casualty damage and (v) bringing the property into compliance with governmental or lender requirements. We report Recurring Capital Expenditures because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine our cash flow requirements and to compare our performance with other REITs. We use Recurring Capital Expenditures to manage and monitor the performance of our office and multifamily portfolios.
Rental Rate: We report Rental Rate because it is a widely reported measure of the performance of equity REITs, and is used by some investors to compare our performance with other REITs. We use Rental Rate to manage and monitor the performance of our office and multifamily portfolios. We present two forms of Rental Rates:
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Definitions
•Cash Rental Rate: is calculated by dividing the rent paid on the measurement date by the Rentable Square Feet.
•Straight-Line Rental Rate: is calculated by dividing the average rent over the lease term by the Rentable Square Feet.
Rentable Square Feet:  Based on the Building Owners and Managers Association (BOMA) measurement.  At June 30, 2025, total consists of 13,986,739 leased square feet (including 465,181 square feet with respect to signed leases not commenced), 3,381,521 available square feet, 110,033 building management use square feet and 47,775 square feet of BOMA adjustment on leased space. We report Rentable Square Feet because it is a widely reported measure of the performance and value of equity REITs, and is also used by some investors to compare our performance and value with other REITs. We use Rentable Square Feet to manage and monitor the performance of our office portfolio.
Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our properties referred to as our “same properties,” which are properties that have been owned and operated by us during both periods being compared.  We exclude from our same property subset properties that during the comparable periods were: (i) acquired, (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements, or (iii) that underwent a major repositioning project, were impacted by development activity, or suffered significant casualty loss that we believed significantly affected the properties' operating results. We also exclude rent received from ground leases. Our Same Property NOI is not adjusted for noncontrolling interests in properties which are not wholly owned.
Our same properties for 2025 include all of our In-Service Portfolio properties, other than: two office properties totaling 0.4 million square feet owned by a joint venture that we commenced consolidating on January 1, 2025.
We report Same Property NOI because it is a widely reported measure of the performance and value of equity REITs, and it is used by some investors to: (i) analyze our operating results excluding the impact of properties not being operated on a consistent basis, and (ii) to compare our performance and value with other REITs. We use Same Property NOI to manage and monitor the performance of our office portfolio.
Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.
Total Portfolio: At June 30, 2025, our Total Portfolio included all of our consolidated properties. Our consolidated properties include 18 office properties totaling 4.6 million square feet and three residential properties with 790 apartments which are owned through six consolidated JVs in which we own a weighted average interest of approximately 47.0% based on square footage.
"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, and our consolidated JVs.
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